Exhibit 23



              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the Reynolds Metals Company 1999 Nonqualified Stock Option Plan and to the incorporation by reference therein of our report dated February 19, 1999, with respect to the consolidated financial statements of Reynolds Metals Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP



Richmond, Virginia
May 21, 1999